Exhibit 99.1

April 20, 2023

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports first quarter 2023 results
Productivity improves 6% and pilot training throughput doubles over prior year;
Anticipate double-digit adjusted pre-tax margin in second quarter;
Reiterated full-year adjusted pre-tax margin guidance of 9% to 12%

SEATTLE — Alaska Air Group (NYSE: ALK) today reported financial results for the first quarter ending March 31, 2023, and provided outlook for the second quarter ending June 30, 2023.

“This quarter we returned to pre-pandemic levels of flying and our roadmap to profitable growth is on track,” said Alaska CEO Ben Minicucci. “As we progress through the year, we have taken deliberate steps to build momentum and we are well prepared for peak summer flying. Thank you to our 23,000 employees who are the backbone of our success – I’m proud of their work to deliver operational excellence and show care for the people who fly with us each day. We are well-positioned to deliver on our full-year financial targets, including a 9% to 12% adjusted pretax margin.”

Financial Highlights:
•Reported net loss for the first quarter of 2023 under Generally Accepted Accounting Principles (GAAP) of $142 million, or $1.11 per share, compared to a net loss of $143 million, or $1.14 per share, for the first quarter of 2022.
•Reported net loss for the first quarter of 2023, excluding special items and mark-to-market fuel hedge accounting adjustments, of $79 million, or $0.62 per share, compared to a net loss, excluding special items and mark-to-market fuel hedge accounting adjustments, of $167 million, or $1.33 per share, for the first quarter of 2022.
•Resumed the share repurchase program, purchasing a total of 413,554 shares of common stock for approximately $18 million in the first quarter. The company continues to expect share repurchases of at least $100 million in 2023.
•Held $2.4 billion in unrestricted cash and marketable securities as of March 31, 2023.
•Ended the quarter with a debt-to-capitalization ratio of 48%, within the target range of 40% to 50%.

Operational Updates:
•Ratified a two-year contract extension with more than 2,300 McGee Air Services employees represented by the IAM.
•Received six 737-9 aircraft during the quarter, bringing the 737-9 fleet count to 43.
•Activated new benefits for Alaska Visa Signature® cardholders, including priority boarding, lounge membership discounts, new ways to earn bonus miles and other perks. New benefits and program changes drove cash remuneration under the co-brand credit card agreement up 17% on a year-over-year basis.
•Announced plans to elevate guests' regional flying experience with streaming-fast satellite Wi-Fi on E175 regional jets.

•Announced three new daily nonstop flights from San Diego to Washington, D.C., Tampa and Eugene, beginning service later in 2023.
•Doubled pilot training throughput compared to the same period in 2022, aided by a 75% increase in qualified flight instructors and an investment in two 737 full-flight simulators. Three additional 737 full-flight simulator deliveries are expected later this year.
•Began lobby transformation projects to provide guests a more seamless travel experience; expect to roll out new bag tag stations and bag drop technology in key airports throughout 2023 and 2024.
•Created a virtual reality 737 flight deck, in partnership with VRPilot, to better prepare pilots for their training experience.

Environmental, Social and Governance Updates:
•Announced an agreement with Shell Aviation to advance sustainable aviation fuel (SAF) technology and infrastructure throughout the West Coast; Shell Aviation will also supply Alaska with up to 10 million gallons of SAF in Los Angeles.
•Launched a partnership with the Surfrider Foundation, an organization focused on protecting coastal habitats and reducing waste across the West Coast and throughout the Hawaiian Islands.

Awards and Recognition:
•Alaska's Mileage Plan named Best Airline Rewards Program by NerdWallet for its customer-friendly policies, rewards and fee structures.
•Alaska and Horizon earned the Diamond Award of Excellence from the Federal Aviation Administration, recognizing the airlines' aircraft technicians for their dedication to training.

The following table reconciles the company's reported GAAP net loss per share (EPS) for the three months ended March 31, 2023 and 2022 to adjusted amounts.

	Three Months Ended March 31,
	2023		2022
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net loss per share	$(142)	$(1.11)	$(143)	$(1.14)
Mark-to-market fuel hedge adjustments	20	0.16	(107)	(0.85)
Special items - fleet transition and other(a)	13	0.10	75	0.60
Special items - labor and related(b)	51	0.40	—	—
Income tax effect of reconciling items above	(21)	(0.17)	8	0.06
Non-GAAP adjusted net loss per share	$(79)	$(0.62)	$(167)	$(1.33)
(a) Special items - fleet transition and other in the three months ended March 31, 2023 and 2022 is primarily for impairment charges and accelerated costs associated with the retirement of Airbus and Q400 aircraft.
(b) Special items - labor and related in the three months ended March 31, 2023 is primarily for changes to Alaska pilots' sick leave benefits resulting from an agreement signed in the first quarter of 2023.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

Alaska will hold its quarterly conference call to discuss first quarter results at 8:30 a.m. PDT on April 20, 2023. A webcast of the call is available to the public at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the call.
Second Quarter and Full Year 2023 Forecast Information

Q2 Expectation
Capacity (ASMs) % change versus 2022	Up 6% to 9%
Total revenue % change versus 2022	Up 2.5% to 5.5%
Cost per ASM excluding fuel and special items (CASMex) % change versus 2022	Up 1% to 3%
Economic fuel cost per gallon	$2.95 to $3.15
Adjusted pre-tax margin %	14% to 17%

Our second quarter guidance reflects the continuation of improving operational and financial performance trends that we experienced in March. For the full year, we continue to expect achievement of our previous guidance, including adjusted pre-tax margins of 9% to 12%, and earnings per share of $5.50 to $7.50. This guidance assumes a full year tax rate of approximately 25%.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico. We strive to be the most caring airline with award-winning customer service and an industry-leading loyalty program. As a member of the oneworld alliance, and with our additional global partners, our guests can travel to more than 1,000 destinations on more than 25 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at news.alaskaair.com and follow @alaskaairnews for news and stories. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group.
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended March 31,
(in millions, except per share amounts)	2023	2022	Change
Operating Revenue
Passenger revenue	$1,984	$1,511	31%
Mileage Plan other revenue	154	112	38%
Cargo and other revenue	58	58	—%
Total Operating Revenue	2,196	1,681	31%

Operating Expenses
Wages and benefits	723	606	19%
Variable incentive pay	47	36	31%
Aircraft fuel, including hedging gains and losses	665	347	92%
Aircraft maintenance	124	135	(8)%
Aircraft rent	59	73	(19)%
Landing fees and other rentals	152	138	10%
Contracted services	95	78	22%
Selling expenses	66	58	14%
Depreciation and amortization	104	102	2%
Food and beverage service	54	41	32%
Third-party regional carrier expense	52	42	24%
Other	177	152	16%
Special items - fleet transition and other	13	75	(83)%
Special items - labor and related	51	—	NM
Total Operating Expenses	2,382	1,883	27%
Operating Loss	(186)	(202)	8%
Non-operating Income (Expense)
Interest income	17	7	143%
Interest expense	(28)	(27)	4%
Interest capitalized	7	2	NM
Other - net	(9)	14	(164)%
Total Non-operating Income (Expense)	(13)	(4)	NM
Loss Before Income Tax	(199)	(206)
Income tax benefit	(57)	(63)
Net Loss	$(142)	$(143)

Basic Loss Per Share	$(1.11)	$(1.14)
Diluted Loss Per Share	$(1.11)	$(1.14)
Shares used for computation:
Basic	127.501	125.984
Diluted	127.501	125.984

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$516	$338
Marketable securities	1,913	2,079
Total cash and marketable securities	2,429	2,417
Receivables - net	340	296
Inventories and supplies - net	105	104
Prepaid expenses	181	163
Other current assets	44	60
Total Current Assets	3,099	3,040

Property and Equipment
Aircraft and other flight equipment	9,189	9,053
Other property and equipment	1,661	1,661
Deposits for future flight equipment	580	670
	11,430	11,384
Less accumulated depreciation and amortization	4,178	4,127
Total Property and Equipment - net	7,252	7,257

Other Assets
Operating lease assets	1,534	1,471
Goodwill and intangible assets	2,037	2,038
Other noncurrent assets	374	380
Total Other Assets	3,945	3,889

Total Assets	$14,296	$14,186

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions, except share amounts)	March 31, 2023	December 31, 2022
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$206	$221
Accrued wages, vacation and payroll taxes	431	619
Air traffic liability	1,613	1,180
Other accrued liabilities	908	846
Deferred revenue	1,218	1,123
Current portion of operating lease liabilities	213	228
Current portion of long-term debt	268	276
Total Current Liabilities	4,857	4,493

Long-Term Debt, Net of Current Portion	1,795	1,883

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,455	1,393
Deferred income taxes	523	574
Deferred revenue	1,325	1,374
Obligation for pension and post-retirement medical benefits	355	348
Other liabilities	297	305
Total Noncurrent Liabilities	3,955	3,994

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2023 - 137,006,134 shares; 2022 - 136,883,042 shares, Outstanding: 2023 - 127,243,454 shares; 2022 - 127,533,916 shares	1	1
Capital in excess of par value	587	577
Treasury stock (common), at cost: 2023 - 9,763,498 shares; 2022 - 9,349,944 shares	(692)	(674)
Accumulated other comprehensive loss	(365)	(388)
Retained earnings	4,158	4,300
	3,689	3,816
Total Liabilities and Shareholders' Equity	$14,296	$14,186

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
	Three Months Ended March 31,
(in millions)	2023	2022
Cash Flows from Operating Activities:
Net loss	$(142)	$(143)
Non-cash reconciling items	191	182
Changes in working capital	173	248
Net cash provided by operating activities	222	287

Cash Flows from Investing Activities:
Property and equipment additions	(124)	(288)
Other investing activities	184	327
Net cash provided by investing activities	60	39

Cash Flows from Financing Activities:	(114)	(168)

Net increase in cash and cash equivalents	168	$158
Cash, cash equivalents, and restricted cash at beginning of period	369	494
Cash, cash equivalents, and restricted cash at end of the period	$537	$652

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
	2023	2022	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	9,852	8,694	13%
RPMs (000,000) "traffic"	12,554	10,586	19%
ASMs (000,000) "capacity"	15,705	13,783	14%
Load factor	79.9%	76.8%	3.1 pts
Yield	15.80¢	14.27¢	11%
RASM	13.98¢	12.20¢	15%
CASMex(b)	10.53¢	10.61¢	(1)%
Economic fuel cost per gallon(b)	$3.41	$2.62	30%
Fuel gallons (000,000)	189	173	9%
ASMs per gallon	83.1	79.9	4%
Departures (000)	95.4	93.2	2%
Average full-time equivalent employees (FTEs)	22,978	21,582	6%
Mainline Operating Statistics:
Revenue passengers (000)	7,833	6,566	19%
RPMs (000,000) "traffic"	11,669	9,512	23%
ASMs (000,000) "capacity"	14,610	12,387	18%
Load factor	79.9%	76.8%	3.1 pts
Yield	14.48¢	13.06¢	11%
RASM	12.94¢	11.30¢	15%
CASMex(b)	9.52¢	9.64¢	(1)%
Economic fuel cost per gallon(b)	$3.39	$2.61	30%
Fuel gallons (000,000)	166	146	14%
ASMs per gallon	88.0	85.0	4%
Departures (000)	62.6	55.8	12%
Average full-time equivalent employees (FTEs)	17,785	16,336	9%
Aircraft utilization	11.1	9.5	17%
Average aircraft stage length	1,366	1,334	2%
Operating fleet(d)	219	225	(6) a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,019	2,128	(5)%
RPMs (000,000) "traffic"	885	1,075	(18)%
ASMs (000,000) "capacity"	1,095	1,396	(22)%
Load factor	80.8%	77.0%	3.8 pts
Yield	33.19¢	24.96¢	33%
RASM	27.82¢	20.04¢	39%
Departures (000)	32.8	37.4	(12)%
Operating fleet(d)	75	98	(23) a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Data presented includes information for flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31, 2023
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$1,690	$294	$—	$—	$1,984	$—	$1,984
CPA revenue	—	—	78	(78)	—	—	—
Mileage Plan other revenue	143	11	—	—	154	—	154
Cargo and other revenue	57	—	—	1	58	—	58
Total Operating Revenue	1,890	305	78	(77)	2,196	—	2,196
Operating Expenses
Operating expenses, excluding fuel	1,390	256	84	(77)	1,653	64	1,717
Fuel expense	561	85	—	(1)	645	20	665
Total Operating Expenses	1,951	341	84	(78)	2,298	84	2,382
Non-operating Income (Expense)	(6)	—	(8)	1	(13)	—	(13)
Income (Loss) Before Income Tax	$(67)	$(36)	$(14)	$2	$(115)	$(84)	$(199)
Pretax Margin					(5.2)%		(9.1)%

	Three Months Ended March 31, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$1,243	$268	$—	$—	$1,511	$—	$1,511
CPA revenue	—	—	94	(94)	—	—	—
Mileage Plan other revenue	100	12	—	—	112	—	112
Cargo and other revenue	57	—	—	1	58	—	58
Total Operating Revenue	1,400	280	94	(93)	1,681	—	1,681
Operating Expenses
Operating expenses, excluding fuel	1,194	262	99	(94)	1,461	75	1,536
Fuel expense	381	73	—	—	454	(107)	347
Total Operating Expenses	1,575	335	99	(94)	1,915	(32)	1,883
Non-operating Income (Expense)	1	—	(5)	—	(4)	—	(4)
Income (Loss) Before Income Tax	$(174)	$(55)	$(10)	$1	$(238)	$32	$(206)
Pretax Margin					(14.2)%		(12.3)%
(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended March 31,
(in cents)	2023		2022
Consolidated:
CASM	15.17	¢	13.66	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	4.24		2.51
Special items - fleet transition and other(a)	0.08		0.54
Special items - labor and related(b)	0.32		—
CASM excluding fuel and special items	10.53	¢	10.61	¢

Mainline:
CASM	13.93	¢	11.89	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.97		2.21
Special items - fleet transition and other(a)	0.09		0.04
Special items - labor and related(b)	0.35		—
CASM excluding fuel and special items	9.52	¢	9.64	¢
(a) Special items - fleet transition and other in the three months ended March 31, 2023 and 2022 is primarily for impairment charges and accelerated costs associated with the retirement of Airbus and Q400 aircraft.
(b) Special items - labor and related in the three months ended March 31, 2023 is primarily for changes to Alaska pilots' sick leave benefits resulting from an agreement signed in the first quarter of 2023.

Fuel Reconciliation
	Three Months Ended March 31,
	2023		2022
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$633	$3.35	$504	$2.91
Losses (gains) on settled hedges	12	0.06	(50)	(0.29)
Consolidated economic fuel expense	645	3.41	454	2.62
Mark-to-market fuel hedge adjustment	20	0.11	(107)	(0.62)
GAAP fuel expense	$665	$3.52	$347	$2.00
Fuel gallons		189		173

Debt-to-capitalization, including operating leases
(in millions)	March 31, 2023	December 31, 2022
Long-term debt, net of current portion	$1,795	$1,883
Capitalized operating leases	1,668	1,621
Adjusted debt, net of current portion of long-term debt	3,463	3,504
Shareholders' equity	3,689	3,816
Total Invested Capital	$7,152	$7,320

Debt-to-capitalization ratio, including operating leases	48%	48%

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent and special items
(in millions)	March 31, 2023	December 31, 2022
Current portion of long-term debt	$268	$276
Current portion of operating lease liabilities	213	228
Long-term debt	1,795	1,883
Long-term operating lease liabilities, net of current portion	1,455	1,393
Total adjusted debt	3,731	3,780
Less: Total cash and marketable securities	(2,429)	(2,417)
Adjusted net debt	$1,302	$1,363

(in millions)	Twelve Months Ended March 31, 2023	Twelve Months Ended December 31, 2022
GAAP Operating Income(a)	$86	$70
Adjusted for:
Special items	569	580
Mark-to-market fuel hedge adjustments	203	76
Depreciation and amortization	417	415
Aircraft rent	277	291
EBITDAR	$1,552	$1,432
Adjusted net debt to EBITDAR	0.8x	1.0x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding fuel expense and special items from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and special items, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•CASM excluding fuel and special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus A320, and Airbus A321neo jets and all associated revenue and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile